EXHIBIT 10.9

Execution Copy

AMENDED AND RESTATED MARKETING AGREEMENT

THIS AMENDED AND RESTATED MARKETING AGREEMENT (“Agreement”) is entered into as of this 12th day of August, 2011 (the “Effective Date”), by and between HZO, INC., a Delaware Corporation (“Company”) and ZAGG INCORPORATED, a Nevada corporation, (“ZAGG”), separately a “Party” and jointly the “Parties”. This Agreement amends and restates in its entirety that certain Exclusive Marketing & Distribution Agreement between Company and ZAGG dated September 25, 2009.

RECITALS:

A. ZAGG is in the business of, among other things, providing marketing, promotional, and public relations services (the “Marketing Services”) for protective products and services for consumer mobile electronics devices sold directly to consumers (the “Defined  Market” as further described in Exhibit A herein). The Defined Market excludes the provision of protective products and services for consumer mobile electronics devices sold to manufacturers of such devices.

B. Company is engaged in the business of creating and marketing hydrophobic coatings for electronic devices to protect such devices against water and moisture damage, including its WaterBlockTM surface treatment technology (as the same may be modified or updated from time to time, (the “Technology”)).

C. Company desires to engage ZAGG to provide the Marketing Services to Company in the Defined Market, , as such may be amended by ZAGG and Company from time to time, upon the terms and subject to the conditions contained in this Agreement.

D. ZAGG desires to provide the Marketing Services to Company in the Defined Market, subject to the terms and conditions of this Agreement.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.APPOINTMENT. The Parties agree that ZAGG has developed significant brand equity, contacts and customer relationships through sales of ZAGG products in the Defined Market, many of such contacts are prospective customers of the Company. ZAGG desires to refer Company and the Technology to its contacts and otherwise assist the Company secure business from ZAGG’s contacts. Subject to the terms and conditions set forth in this Agreement, Company hereby appoints ZAGG, on a non-exclusive-basis to: (a) perform Marketing Services for the Technology to potential customers and to refer customers within the Defined Market (each a “Customer”); and (b) refer Customers outside the Defined Market to Company (the

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rendering of services described in (a) and the rendering of services described in (b), collectively the “Appointment”). The Appointment entitles ZAGG to market and promote the Technology and Company products in the Defined Market, but ZAGG shall have no right to purchase, sell, distribute or license the Technology or any Company products under this Agreement.

2. CONSIDERATION. In consideration of ZAGG’s agreement to accept the Appointment, Company hereby agrees to pay ZAGG as follows:

2.1During the three (3) years following the Effective Date (the “Royalty Term”), a royalty (the “Royalty”) in the amount of five percent (5.0%) of Company’s net income calculated in accordance with U.S. GAAP, in accordance with Company’s standard accounting policies. The Royalty shall be due and payable to ZAGG within thirty (30) days after the end of each calendar quarter during the Royalty Term; and

2.2691,000 shares of Company’s Series A Preferred Stock, to be issued to ZAGG on the Effective Date.

3. RIGHT OF FIRST OFFER OF APPOINTMENT. In the event that ZAGG identifies any opportunities for the Technology outside the Defined Market (each a “Proposed Market Segment Opportunity”), then ZAGG shall inform Company promptly of the existence of such Proposed Market Segment Opportunity. In addition, ZAGG may, by a written proposal including terms, conditions and pricing and budget, notify Company that ZAGG would be willing to pursue marketing and promotions of the Proposed Market Segment Opportunity (the “ZAGG Proposal”). ZAGG and Company shall negotiate the ZAGG Proposal in good faith and in a commercially reasonable manner. If Company accepts the ZAGG Proposal, the Proposed Market Segment Opportunity shall be added as an exhibit to this Agreement. In the event that Company rejects the ZAGG Proposal, then Company may market and promote the Technology for any application in or with the Proposed Market Segment Opportunity through its own direct sales organization or through third parties.

4. ADDITIONAL SERVICES. The Parties agree that in certain circumstances Company may desire to engage ZAGG to perform additional services, either beyond the Marketing Services or outside the Defined Market (“Additional Services”). In the event that Company desires to engage ZAGG to perform such Additional Services, Company shall make a proposal to ZAGG for the engagement. If the proposal is agreeable to ZAGG, then the terms under which the Additional Services shall be rendered shall be added as an exhibit to this Agreement.

5. SUPPLEMENTAL BUDGET. Any marketing budget established on a per project basis supporting a Proposed Market Segment Opportunity or Additional Services which establishes terms different in any way than the terms of this Agreement will be negotiated between the Parties and attached as an exhibit to the Proposed Market Segment Opportunity or Additional Services proposal (each a “Supplemental Budget”). For the avoidance of doubt, a Supplemental Budget shall not apply in the ordinary course of the provision by ZAGG of the Marketing Services in the Defined Market.

6. CONFLICT OF INTEREST. ZAGG warrants to Company that ZAGG does not currently distribute, sell, market or promote any products, services or technologies that directly

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compete with the Technology (“Competing Technology”) within the Defined Market. Further, ZAGG warrants that it shall not distribute, market, sell, or promote any Competing Technology within the Defined Market during the Term. Except as set forth in the previous sentence, each Party shall have the unrestricted right to develop new or competing products, including products under development or on either Parties’ current or future product roadmap.

7. CHANGES IN THE TECHNOLOGY. ZAGG shall have the right to market and promote in the Defined Market updated changes or modifications to the Technology and Company shall notify ZAGG in writing of any such modifications, updates or discontinuations of the Technology that may affect the Marketing Services to be rendered ZAGG.

8. OBLIGATIONS OF ZAGG

8.1General. ZAGG will use commercially reasonable efforts to refer, market and promote the Technology to Customers and other potential users of the Technology for applications within the Defined Market and to refer such Customers to Company in accordance with the terms and conditions of this Agreement (the “Promotion Obligations”). Without limiting the generality of the foregoing, the Promotion Obligations shall include the following:

8.1.1 Customer Relations. ZAGG shall be governed in all dealings with members of the public by high standards of honesty, integrity and fair dealing, and shall do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of Company or any of its officers, partners, directors, managers, stockholders, affiliates or representatives (the “Related Parties”) or the Technology.

8.1.2 Compliance with Laws, Procedures and Good Business Practices. ZAGG shall at all times conduct its business, and perform its obligations under this Agreement, in compliance with all applicable laws and regulations of the international, federal, state and municipal governments, including without limitation the CAN-SPAM Act of 2003, and will not knowingly make any false or misleading representations to Customers or others regarding Company or the Technology. Without limiting the generality of the foregoing, ZAGG shall be responsible for compliance with all applicable laws related to marketing, sales, and distribution of the Technology or products utilizing the Technology, noncompliance with which would have a material adverse effect upon Company. ZAGG further agrees that ZAGG and its Related Parties will comply with any reasonable standards or procedures established by Company for the referral of Customers.

8.1.3 ZAGG Expenses. Other than provisions detailed in any Supplemental Budgets approved by Company, ZAGG shall pay all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement

8.1.4 Advising of Changes. ZAGG will promptly advise Company of any significant political, regulatory, financial, legislative, industrial or other events in the Defined Market that it learns of that, in the opinion of ZAGG, could affect the mutual business interests of ZAGG and Company, whether harmful or beneficial.

8.1.5 Book and Records. During the Term, as defined below, and for a

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period of one (1) year after the expiration or termination of this Agreement, ZAGG will maintain and make available to Company and its representatives, upon written request, books, records, and accounts relating to the business of ZAGG with respect to the Marketing Services and the Customers. On a basis no more frequent than one (1) time per calendar year, Company may, at its own expense, conduct a financial audit of sales and financial records relating to the Technology after fifteen (15) days written notice to ZAGG.

8.1.6 No Modification or Reverse Engineering. ZAGG, its employees, agents, subcontractors, and representatives will not modify, reverse engineer or affirmatively attempt to engineer or work around, the Technology. Notwithstanding the foregoing, ZAGG hereby expressly agrees and acknowledges that in the event ZAGG breaches this Section 8.1.6, Company shall own, and ZAGG shall and hereby does assign, all intellectual property rights relating to the results of any such breach, including, but not limited to, all rights in patents, trademarks, copyrights and trade secrets.

9.LICENSE GRANTS.

9.1License for Marketing and Promotional Purposes. Company hereby grantsto ZAGG a non-exclusive right and license (the “License”) within the Defined Market to use the trade names, logos, service marks adopted by Company in connection with the Technology (“Company Marks”) for the purposes of performance of its Marketing Services in accordance with the terms of this Section; provided, however, that ZAGG shall retain exclusive ownership rights in and to the ZAGG Materials (as defined below) including, without limitation, all copyrights, trademarks, trade dress and other proprietary designations and legends as may be placed upon the Technology by ZAGG.

9.2Use of Company Marks. During the Term (as defined below), ZAGG willhave the right to indicate to the public that it is an authorized marketing licensee of the Technology and agent of Company. ZAGG may advertise (within the Defined Market) the Technology using Company Marks in connection with the packaging, labeling, marketing, promotion, sale and distribution of any product that includes the Technology. For the avoidance of doubt, ZAGG may use Company Marks in connection with internet advertising or marketing materials (“Online Materials”) only to the extent such Online Materials are limited in scope to targeting customers, prospects or potential customers that are within the Defined Market. ZAGG may not alter or remove any Company Marks. At the termination or expiration of this Agreement, ZAGG will discontinue using or displaying Company Marks on any packaging, labeling, or any marketing materials.

9.3Use of ZAGG Marks. During the Term, with prior written authorization ofZAGG, Company may advertise the promotion and sales of the Technology with the ZAGG or stylized “Z” mark (the “ZAGG Marks”) indicating a ZAGG trademark for packaging, labeling, marketing and promotion of any agreed upon product or service not otherwise exclusively licensed to ZAGG.

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10.OWNERSHIP.

10.1 Company Ownership. ZAGG acknowledges and agrees that Company and its licensors are, and shall remain, the sole and exclusive owners of all right, title and interest in and to Company Marks and the Technology (collectively, “Company Property”). Except as expressly provided herein, no rights in or to Company Property, including any use thereof, shall be transferred to ZAGG and ZAGG specifically disclaims any ownership right to any Company Property. Any use of Company Property by ZAGG, as permitted herein, shall inure to the benefit of Company. To the extent any Company Mark is incorporated in any materials developed for, by or on behalf of ZAGG (“ZAGG Materials”), in accordance with the terms of this Agreement, Company hereby grants to ZAGG a worldwide fully paid-up, sublicensable license to use, publish, reproduce, distribute, and prepare derivative works based upon such ZAGG Materials. ZAGG shall cease the use of Company Property, or any portion thereof, upon the expiration or termination of this Agreement. Without limiting the generality of the foregoing, in the event ZAGG conceives, develops or reduces to practice any feature, enhancement, novel combination or use, or modification of the Technology (each a “Derivative Work”), ZAGG hereby expressly agrees and acknowledges that, as between Company and ZAGG: (a) Company shall own, and ZAGG shall and hereby does assign, all intellectual property rights relating to such Derivative Works, including, but not limited to, all rights in patents, trademarks, copyrights and trade secrets; and (b) such Derivative Work shall be deemed to be included within the definition of Company Property and may, at Company’s sole discretion, be licensed to ZAGG pursuant to this Agreement. During the Term (as defined below) and after its expiration or termination, ZAGG will (i) neither challenge nor assist others in challenging any Company Marks and (ii) not attempt to register any trademarks, service marks, or trade names confusingly similar to any Company Marks.

10.2 Infringements. ZAGG will notify Company promptly in writing if it becomes aware of any infringement of any Company Property. Company will have the sole right to take action regarding any alleged infringement of any Company Property or other acts of unfair competition, and Company will be entitled to all damages related thereto. ZAGG will reasonably cooperate with Company in any such action. Notwithstanding the foregoing, if ZAGG notifies Company of any infringement of any Company Property and Company fails to take action regarding such infringement within sixty (60) days after being notified in writing by ZAGG, then ZAGG will have the right to take action in such regard so long as ZAGG receives the prior written approval of Company.

10.3 ZAGG Ownership. Notwithstanding anything to the contrary contained herein, Company acknowledges and agrees that ZAGG and its licensors are, and shall remain, the sole and exclusive owners of all right, title and interest in and to the ZAGG Marks. Except as expressly provided herein, no rights in or to the ZAGG Marks, including any use thereof, shall be transferred to Company and Company specifically disclaims any ownership right to any ZAGG Marks. Any use of the ZAGG Mark by Company, as permitted herein, shall inure to the benefit of ZAGG. To the extent any ZAGG Mark is incorporated in any materials developed for, by or on behalf of Company pursuant to Section 9.3, ZAGG hereby grants to Company a worldwide fully paid-up, sublicensable license to use, publish, reproduce, distribute, and prepare derivative works based upon such materials. Company shall cease the use of the ZAGG Marks upon the expiration or termination of this Agreement. During the Term and after its expiration or

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termination, Company will (a) neither challenge nor assist others in challenging any ZAGG Marks and (b) not attempt to register any trademarks, service marks, or trade names confusingly similar to any ZAGG Marks.

11. NOT USED.

12. ADVERTISING MATERIALS. Company agrees to furnish ZAGG with relevant Company sales, online and promotional literature which Company in the normal course of business develops with respect to the Technology to assist ZAGG in creating and publishing, at ZAGG’s sole cost and expense, the ZAGG Materials.

13. CONFIDENTIALITY. The Parties recognize and agree that in connection with the relationships described in this Agreement, each Party and its employees may have access to highly sensitive, confidential business, financial, and other proprietary information of the other Party which, if used without the other Party’s consent, would cause severe and irreparable harm to such other Party, including, without limitation: (1) know-how, trade secrets, formulas, programs, processes, techniques, methodologies, inventions and research; (2) business information, including, but not limited to, strategies, projections, markets, sales, profits, costs, customer lists and business plans; (3) plans for future development; and (4) other information of a similar sensitive nature and not generally known by third parties (“Confidential Information”). Consequently, each Party, for itself and its employees, agrees to keep all such Confidential Information confidential; to not use the Confidential Information for any purpose other than as permitted under this Agreement; and not to disclose such Confidential Information to any third Party without the prior written consent of the other Party.

14. WARRANTIES; DISCLAIMERS.

14.1 Parties Authority to Enter Agreement. Each Party represents and warrants that it has the authority to enter into this Agreement and that such Party does not have any knowledge of the existence of any other contract, agreements, or limitations which would prevent such Party from carrying out its responsibilities under this Agreement.

14.2 ZAGG’s Warranties. ZAGG represents and warrants that: (i) it will perform its obligations under this Agreement in conformity with industry standards; (ii) it has sufficient technical and professional expertise to enable it to perform its obligations under this Agreement, (iii) it will comply with all laws, rules and regulations applicable to its business and its performance of its duties hereunder, non-compliance with which will have a material adverse effect upon Company; and (iv) it will not knowingly violate or infringe any third party’s patent, copyright, trademark, trade secret or other intellectual property or other proprietary rights in performing this Agreement.

14.3 Company’s Warranties. Company represents and warrants that: (i) it will perform its obligations under this Agreement in conformity with industry standards; (ii) it has or will retain sufficient technical and professional expertise to enable it to perform its obligations under this Agreement, (iii) it will comply with all laws, rules and regulations applicable to its business and its performance of its duties hereunder, non-compliance with which will have a material adverse effect upon ZAGG; and (iv) it will not knowingly violate or infringe any third

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party’s patent, copyright, trademark, trade secret or other intellectual property or other proprietary rights in performing this Agreement.

14.4 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT OR THE MARKETING SERVICES, COMPANY PROPERTY OR TECHNOLOGY, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NO REPRESENTATION OR AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING SUITABILITY FOR USE OR PERFORMANCE OF THE SERVICES, SHALL BE DEEMED TO BE A WARRANTY BY COMPANY OR ITS AFFILIATES FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY. No person is authorized to change or otherwise modify the warranties set forth herein or to assume any other liability on behalf of Company.

14.5 Limitation of Liability. IN NO CIRCUMSTANCE AND UNDER NO LEGAL THEORY (TORT, CONTRACT OR OTHERWISE), SHALL COMPANY OR ITS RELATED PARTIES BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING ANY LOST PROFITS, LOSS OF USE, OR LOSS OF OPPORTUNITY) ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL COMPANY’S CUMULATIVE LIABILITY HEREUNDER EXCEED THE REVENUE RECEIVED BY ZAGG AS A RESULT OF THE APPOINTMENT IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THE APPLICABLE CLAIM. IN NO EVENT SHALL COMPANY OR ITS RELATED PARTIES BE LIABLE FOR OR IN CONNECTION WITH THE OFFER, SALE, MANUFACTURE, DISTRIBUTION, PROVISION OR USE OF ANY ZAGG OR THIRD PARTY PRODUCTS OR SERVICES WHETHER BY OR ON BEHALF OF COMPANY, ZAGG OR ANY THIRD PARTY, AND WHETHER CONDUCTED ONLINE, VIA MAIL OR OTHERWISE. ZAGG ACKNOWLEDGES AND AGREES THAT THESE LIMITATIONS REFLECT A FAIR ALLOCATION OF RISK AND THAT COMPANY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY, AND AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CERTAIN CATEGORIES OF DAMAGES, IN SUCH JURISDICTIONS, ZAGG AGREES THAT COMPANY’S LIABILITY SHALL BE LIMITED TO THE FULLEST EXTENT PERMITTED BY SUCH JURISDICTION.

15.INDEMNIFICATION.

15.1 Company’s Indemnification. Company will indemnify, defend, and hold harmless ZAGG and its directors, officers, employees, agents, consultants, advisors, legal counsel, and stockholders, as well as the controlling persons and affiliates of each of the foregoing (collectively, the “ZAGG Indemnified Persons”) against and from, and will pay to the ZAGG Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a

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third-party claim, (collectively “Damages”) directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by Company in this Agreement; (b) any breach by Company, its employees, representatives, subcontractors, agents, and others under its control of any covenant or obligation of Company in this Agreement; (c) any claim made by any third party related to the conduct of Company’s business, including, without limitation, with respect to any disputes between Customer(s) and Company and Company’s other products or services; (d) any claim based upon the alleged wrongful acts, fraud, false advertising, or misrepresentations of Company in connection with this Agreement.

15.2 ZAGG’s Indemnification. ZAGG will indemnify, defend, and hold harmless Company and its directors, officers, employees, agents, consultants, advisors, legal counsel, and stockholders, as well as the controlling persons and affiliates of each of the foregoing (collectively, the “Company Indemnified Persons”) against and from, and will pay to the Indemnified Persons the amount of Damages arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by the ZAGG in this Agreement; (b) any breach by ZAGG, its employees, representatives, subcontractors, agents, and others under its control of any covenant or obligation of ZAGG in this Agreement; (c) any claim made by any third party related to the conduct of ZAGG’s business, including, without limitation, with respect to any disputes between Customer(s) and ZAGG and ZAGG’s other products or services; (d) any claim based upon the alleged wrongful acts, fraud, false advertising, or misrepresentations of ZAGG in connection with this Agreement.

16. TERM AND TERMINATION.

16.1 Term. Subject to Sections 16.2, 16.3 and 16.4, this Agreement will continue in force for a fixed term of three (3) years from the Effective Date (the “Initial Term”). At the end of the Initial Term, this Agreement will automatically renew for subsequent terms of one (1) calendar year (together with the Initial Term, the “Term”) unless either Party provides the other with notice of non-renewal at least sixty (60) days prior to the expiration of the Term.

16.2 Termination for Cause. If either Party defaults in the performance of a provision of this Agreement, then the non-breaching Party may give written notice to the breaching Party to terminate this Agreement if such default is not cured within thirty (30) days after such notice. If the default is not cured during the applicable period, then this Agreement will automatically terminate at the end of such thirty (30) day period without any further actions being required by any Party.

16.3 Termination for Company Liquidity Event. Company may terminate this Agreement in the event of any Company Liquidity Event after giving ZAGG sixty (60) days’ written notice of such termination. For the purposes of this Agreement, “Company Liquidity Event” shall mean the occurrence of any of the following: (a) any liquidation, dissolution, or winding up of Company, (b) the closing of a transaction or series of related transactions in which Company is merged or consolidated into another entity in which the shareholders of Company as at the date hereof own less than a majority in voting power of the securities of the surviving corporation or any parent thereof or (c) the sale, license or disposal of all or substantially all of Company’s assets.

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16.4 Termination for ZAGG Liquidity Event or Management Change. Company may terminate this Agreement in the event of any ZAGG Liquidity Event after giving ZAGG sixty (60) days’ written notice of such termination. For the purposes of this Agreement, “ZAGG Liquidity Event” shall mean the occurrence of any of the following: (a) any liquidation, dissolution, or winding up of ZAGG, (b) the closing of a transaction or series of related transactions in which ZAGG is merged or consolidated into another entity in which the shareholders of ZAGG as at the date hereof own less than a majority in voting power of the securities of the surviving corporation or any parent thereof, (c) the sale, license or disposal of all or substantially all of ZAGG’s assets, or (d) the Section 16 officers of ZAGG, Robert Pedersen and Brandon O’Brien, cease to be subject to the requirements of that section.

16.5 Termination for Insolvency. This Agreement will terminate, without notice, upon (a) the institution by or against either Party of insolvency, receivership, or bankruptcy proceedings or any other proceedings for the settlement of such Party’s debts, (b) a Party making an assignment for the benefit of creditors, or (c) upon either Party’s dissolution or ceasing to do business.

16.6 Return or Destruction of Parties’ Respective Property. Upon termination of the rights and licenses granted under this Agreement for whatever reason, each Party shall promptly return to the other Party all property, including any Company Property and/or ZAGG Materials, and any copies thereof.

16.7 Limitation on Liability Due to Termination. In the event of termination in accordance with any of the provisions of this Agreement, neither Party will be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Company or ZAGG.

16.8 Survival of Certain Terms. The provisions of Sections 6, 10, 14, 15, 16.6, 16.8 and 17 (excluding Section 17.2) will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the Parties will cease upon termination of this Agreement. Termination will not, however, relieve either Party of obligations or liabilities incurred prior to the termination.

17.MISCELLANEOUS.

17.1 Independent Contractors. The relationship of Company and ZAGG established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (a) give either Party the power to direct or control the day-to-day activities of the other, (b) constitute the Parties as partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking, or (c) allow either Party to create or assume obligations on behalf of the other Party for any purpose whatsoever. ZAGG does not regard itself as a “franchisee” nor Company as a “franchisor” nor the relationship between ZAGG and Company as a “franchise.” All sales and other agreements between either Party and its customers are such Party’s exclusive responsibility and will have no effect on the other Party’s obligations under this Agreement. All financial obligations associated with either Party’s business are the sole responsibility of such Party.

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17.2 Insurance. Both Parties will maintain product liability insurance in an amount of not less than one million dollars ($1,000,000.00) for bodily injury and property damage per occurrence. Each Party shall name the other Party as an additional insured. Each Party shall provide the other with a certificate of insurance evidencing this coverage and providing that it shall not be modified or cancelled without sixty (60) days prior written notice to the other Party.

17.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties, relating to its subject matter and supersedes all prior discussions, letters of intent or term sheets between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Party to be charged.

17.4 Notices. All notices and other communications under this Agreement will be in the English language, in writing, and sent by certified or registered mail, commercial delivery service or by facsimile, to the following addresses, or such other address a Party may specify by written notice:

If to Company:

HzO, Inc.
3855 South 500 West, Suite J Salt Lake City UT 84115 Facsimile: (888)-291-8345 Attn: President

With a copy to:

Durham, Jones &Pinegar
111 East Broadway, Suite 900 Salt Lake City, UT 84111 Attention: Jeffrey M. Jones

If to ZAGG:

ZAGG Incorporated
3855 South 500 West, Suite J Salt Lake City, Utah 84115 Fax: 801.263.1841

Attention: Brandon O’Brien

With a copy to:

ZAGG Incorporated
3855 South 500 West, Suite J Salt Lake City, Utah 84115 Fax: 801.263.1841

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Attention: Chief Legal Officer

Notice pursuant to this Agreement is deemed given pursuant to the following rules: if delivered by certified or registered mail or commercial delivery service, upon confirmation of receipt tat the time of delivery and if sent by facsimile at the time of electronic acknowledgment that the facsimile was transmitted.

17.5 Assignments; Binding Effect: No Third Party Rights. The Parties agree that neither Party may assign or transfer its rights and obligations under this Agreement directly or indirectly unless such Party first obtains the other Party’s prior written consent, which consent shall not be unreasonably withheld, except that Company shall have the right to assign this Agreement, without consent of ZAGG, to any successor to its business in the event of a Liquidity Event; any assignment contrary to the foregoing is void ab initio. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties hereto, their successors, and their assigns. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties, their successors, and their assigns.

17.6 Rules of Interpretation. In this Agreement, (a) words importing the singular include the plural and vice versa; and words importing one gender include all genders; (b) any person (to include natural persons and business entities) will be construed so as to include its and any subsequent successors, transferees, and assigns in accordance with their respective interests and in accordance with the provisions of this Agreement; (c) references to this Agreement or any other agreement or document will be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated, replaced, or supplemented; (d) references to Sections or Exhibits will be deemed to be references to such parts of this Agreement unless the context otherwise requires, and such references are for convenience only and do not affect the interpretation of this Agreement; (e) if the day on or by which (i) a particular obligation hereunder must be fulfilled or (i) a time period provided for hereunder ends, falls on a day that is not a business day, then such obligation may be fulfilled on or by, and the end of such time period will be extended to, the next succeeding business day; and (f) except where the contrary is indicated, in this Agreement any reference to a statute or other legal requirement will be construed, at the particular time, as including a reference to any modification or extension thereof then in force and to all instruments, orders, or regulations then in force and made under or deriving validity from the relevant statute or legal requirement, as the case may be.

17.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, other than such laws, rules, regulations or case law that would result in the application of the laws of a state other than Utah. If any dispute arises concerning a provision of this Agreement, the federal courts located in Salt Lake City, Utah, shall have exclusive jurisdiction and venue over such dispute. Each Party hereby consents to the personal jurisdiction of such courts. The prevailing Party shall be entitled to an award of its costs and reasonable attorneys’ fees in any such action.

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17.8Force Majeure. Neither Party will be responsible for any failure to perform due to unforeseen circumstances or to causes beyond that Party’s control, including acts of God, war, riot, embargoes, acts of civil or military authorities, accidents, strikes, labor disputes, or shortages. Failure to perform will be excused during the continuance of such circumstances; provided, however, that this Agreement will otherwise remain in effect; provided further, that this Section will not excuse failure to pay money due to a Party under this Agreement. If a Party’s performance of any material obligation is reasonably expected to be delayed more than three (3) months due to any such cause, the other Party may terminate this Agreement upon thirty (30) days written notice.

17.9 Severability. If any provision of this Agreement, in whole or in part, is held to be invalid, illegal or unenforceable by a court of authority of competent jurisdiction, such provision shall be modified by such court or authority to the minimum extent necessary to make it valid, legal and enforceable. If the provision cannot be so modified, it shall be severed and all other provisions of this Agreement shall remain in full force and effect. If a provision is held illegal, invalid or unenforceable, the Parties also agree to negotiate reasonably and in good faith to modify this Agreement with a new provision that approximates the intent and purpose of the original provision as closely as possible, without being illegal or unenforceable.

17.10 Counterparts. This Agreement may be executed in counterparts, each of which taken together will be deemed an original instrument. Facsimile or electronic signatures will be given the same effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

HZO, INC. a Delaware Corporation

By:	/s/ Paul Clayson
Name: Paul Clayson
Title: President and CEO

ZAGG INCORPORATED a Nevada Corporation

By:	/s/ Robert Pedersen II
Name: Robert Pedersen II
Title: President

SIGNATURE PAGE
TO THE
MARKETING AGREEMENT

EXHIBIT A

Defined Market

Mobile electronic devices marketed to and purchased by consumers.

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EXHIBIT B

Technology

Attorney Reference Number	Description	Type	Country	Filing Date
N0494.70000US00	Metal and Electronic Device Coating Process for Marine Use and Other Environments Using a Dual Coating	Provisional Application Converted from a Non-Provisional Application	US	10/23/2007
N0494.70001US00	Electronic Devise Coating Process for Marine Use and Other Environments	Provisional Application Converted from a Non-Provisional Application	US	10/23/2007
N0494.70000US01	Method and Apparatus to Coat Objects	Non-Provisional	US	4/16/2008
N0494.70001US01	Method and Apparatus to Coat Objects	Non-Provisional	US	4/16/2008
N0494.70002US00	Electronic Device Coating Process for Marine Use and Other Environments	Provisional Application Converted from a Non-Provisional Application	US	9/5/2007
N0494.70003WO00	Metal and Electronic Device Coating Process for Marine Use and Other Environments	Internal Application	PCT	3/5/2009
N0494.70004TW00	Metal and Electronic Device Coating Process for Marine Use and Other Environments	Foreign Application	TW	3/5/2009

B3908273.4

EXHIBIT C

Trademarks

Trademark	Country	Appl. No.	Filing Date	Reg. No.	Reg. Date	Assignee

DON’T FEAR	UNFILED
THE PUDDLE

HZO	US	77/956,003	3/10/2010			HZO, Inc.

HZO	AU	1386751	9/30/2010	1386751	5/19/2011	HZO, Inc.

HZO	BR	830.798.870	10/8/2010			HZO, Inc.
		830.798.889	10/8/2010			HZO, Inc.
		830.798.897	10/8/2010			HZO, Inc.
		830.798.900	10/8/2010			HZO, Inc.

HZO	CA	1,498,148	10/1/2010			HZO, Inc.

HZO	CN	8881448	11/25/2010			HZO, Inc.
		8881449	11/25/2010			HZO, Inc.
		8881450	11/25/2010			HZO, Inc.

HZO	CO	10160571	12/21/2010			HZO, Inc.
		10160573	12/21/2010			HZO, Inc.
		10160576	12/21/2010			HZO, Inc.

HZO	EP	9416223	10/1/2010	009416223	3/1/2011	HZO, Inc.

HZO	HK	301734138	10/12/2010	301734138	3/30/2011	HZO, Inc.

HZO	IN	2034291	10/7/2010			HZO, Inc.

HZO	JP	76514/2010	9/30/2010	5393858	2/20/2011	HZO, Inc.

HZO	KR	2010-50922	10/4/2010			HZO, Inc.

B3908273.4

Trademark	Country	Appl. No.	Filing Date	Reg. No.	Reg. Date	Assignee

HZO	MX	1137179	11/24/2010	1208476	3/24/2011	HZO, Inc.
		1137180	11/24/2010	1208477	3/24/2011	HZO, Inc.
		1137181	11/24/2010	1208478	3/24/2011	HZO, Inc.

HZO	ZA	2010/21909-11	9/30/2010			HZO, Inc.

HZO INSIDE	UNFILED

WATER	UNFILED
BEWARE

WATER	US	77/956,018	3/10/2010			HZO, Inc.
BLOCK

WATER	UNFILED
BLOCKED

	UNFILED

	UNFILED

	UNFILED